EXHIBIT 10.48

                                              PAGES WHERE CONFIDENTIAL TREATMENT
                                                  HAS BEEN REQUESTED ARE STAMPED
                                              "CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                          SEPARATELY FILED WITH THE COMMISSION."
                                         THE APPROPRIATE SECTION HAS BEEN MARKED
                                                       AT THE APPROPRIATE PLACE.

                                    EXHIBIT A

                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is entered into as of ____________, 1996 (the "Effective Date"), by and between Castle Dental Centers of New York, Inc., a New York corporation (the "Company"), and Jules V. Lane D.D.S. ("Employee").

                                    RECITALS:

        Prior to the date hereof, Employee was the owner of Jules V. Lane D.D.S. d/b/a American Dental Centers, J.V. Lane Professional Corporation d/b/a American Dental Centers (collectively, "American Dental Centers"), and Lisadent Corp., which along with the Company and the Employee is a party to that certain Asset Purchase Agreement dated as of August 30, 1996 (the "Asset Purchase Agreement"). As a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement and as an inducement for the Company and Employee to perform their respective obligations under the Asset Purchase Agreement, the Company and Employee have entered into this Agreement.

        The parties agree as follows:

                                    ARTICLE I

        1.1    EMPLOYMENT.

        (a) The Company agrees to, and hereby does, employ Employee, on the terms and conditions set forth herein, to hold such offices, have such titles and perform such duties as are contemplated hereby.

        (b) Employee's duties shall be to assume and discharge substantially the same duties and responsibilities not requiring licensure as a dentist as
Employee has assumed and discharged on behalf of American Dental Centers. In connection therewith, Employee may participate in the development and implementation of the strategic plan of the Company for specified markets in the New York area, the analysis of markets selected by the Company, the identification of acquisition candidates and the acquisition of dental practices and the development of new offices.
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                                           CONFIDENTIAL TREATMENT REQUESTED. THE
                                           REDACTED MATERIAL HAS BEEN SEPARATELY
                                                      FILED WITH THE COMMISSION.

        (c) Employee shall devote such portion of his business time, efforts and abilities to promoting the business of the Company and for the benefit and advantage of the Company as he has traditionally devoted to such aspects of the business of American Dental Centers.

        (d) Employee shall not be required to relocate his principal residence to perform his obligations hereunder, and all of Employee's duties shall be performable in the metropolitan New York area.

                                   ARTICLE II

        2.1 SALARY. As compensation for his service during the term of this Agreement (or until terminated pursuant to the provisions hereof), the Company shall pay Employee a salary at the rate of $ REDACTED per annum (the "Base Salary"), through and until the Termination Date, as herein defined, payable in accordance with the regular payroll practices of the Company as in effect from time to time. Such Base Salary shall be subject to withholding for the prescribed federal and state income tax, social security and other items as required by law, and for other items consistent with the Company's policy with respect to health insurance and other benefit plans for similarly situated employees.

        2.2 BENEFITS. During the terms of this Agreement, Employee shall be entitled to receive such benefits as are made available to other personnel of the Company in senior positions, with comparable service credit and with comparable duties and responsibilities, taking into account Employee's tenure with American Dental Centers. Such benefits shall be subject to the terms of the applicable plan documents, summary plan descriptions and/or employment policies and shall be subject to modification, amendment or revocation in accordance with the terms of such documents, policies and procedures.

        2.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse all reasonable travel and entertainment expenses incurred by Employee in connection with the performance of his duties pursuant to this Agreement, consistent with the Company's policies then in effect. Employee shall provide the Company with written expense reports of his expenses in accordance with the usual customary practice of the Company.

                                   ARTICLE III

        3.1 TERM. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Employee and Employee accepts employment with the Company for a term commencing on the closing of the initial public offering of common stock of Castle Dental Centers,

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Inc. and ending three years thereafter, subject to the right of either party to terminate this agreement as provided below. The date on which this Agreement is terminated is referred to hereunder as the "Termination Date". No termination of this Agreement shall terminate any other agreement between the parties hereto, except as expressly provided for in such agreement.

        3.2 DEATH; DISABILITY. Subject to the provisions of Section 3.6(a), this Agreement shall be automatically terminated on the death of Employee or on the permanent disability of Employee if he is no longer able, with reasonable accommodation, to perform the essential functions of his position with the Company. In the event of Employee's disability, this Agreement shall not terminate unless and until Employee has been unable to perform the essential functions of his position hereunder for a period of three (3) consecutive months as a result of the Employee's disability.

        3.3 TERMINATION WITHOUT CAUSE. The Company may terminate this Agreement at any time, without Cause, by giving the other thirty (30) days' written notice of termination. Employee may not terminate this Agreement without Cause.

        3.4 TERMINATION BY COMPANY FOR CAUSE. In addition to the Company's right to terminate this Agreement without cause as provided in Section 3.3 hereof, the Company may terminate this Agreement for "Cause." "Cause" means the termination by the Company of Employee's employment for any of the following grounds:

               (a) the commission of any act of fraud on the part of Employee resulting in material personal gain or material enrichment at the expense of the Company;

               (b) misappropriation, embezzlement, theft or willful and material damage of or to any asset of the Company or the use of the Company funds or assets for any illegal purpose;

               (c) Employee's material violation of this Agreement or commission of an act of gross negligence or willful misconduct (in the case of a breach, following notice thereof to Employee by the Company and a thirty day period thereafter within which Employee shall have the opportunity to cure such breach) that has or is reasonably expected to have a material adverse effect on the business or affairs of the Company;

               (d) the conviction for a Class A felony, after exhaustion of all rights of appeal on the part of Employee which, in the good faith determination of the Board of Directors of the Company, materially and adversely, directly or indirectly, affects the name or goodwill of the Company; or

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               (e) for so long as Employee is a majority shareholder of J.V.
Lane Professional Corporation d/b/a American Dental Centers ("Lane PC"), the termination of the Management Services Agreement by and between the Company and Lane PC pursuant to Section 7.2(a) (but only for cause), (a)(i), (c) or (d) of the Management Services Agreement.

        A notice of termination pursuant to this Section 3.4 shall be in writing and shall state the reason for termination. Within not less than five (5) nor more than twenty (20) days after such notice, Employee shall be given the opportunity to appear before the Board of Directors of the Company, or a committee thereof, to rebut or dispute the alleged violation. If the Board of Directors or committee makes a good faith reasonable determination, by vote of a majority of the directors other than Employee (if Employee is then a director), that one or more grounds exist for termination of Employee for Cause, the Company may immediately terminate Employee's employment under this Section 3.4. The Company may elect, during the pendency of any inquiry relative to termination of Employee, to relieve Employee of his regular duties with pay.

        3.5 TERMINATION BY EMPLOYEE FOR CAUSE. The Employee may terminate this Agreement for "Cause" for any of the following grounds:

               (a) the continued failure of the Company to pay Employee the amounts contemplated by Article II hereof for 10 days following notice thereof from Employee; provided, however, that Employee shall not be required to give more than two notices in any twelve month period; or

               (b) material violation of this Agreement following notice thereof to the Company by Employee and a thirty day period thereafter within which the Company shall have the opportunity to cure such breach, which breach has or is reasonably expected to have a material adverse effect on the Employee.

        A notice of termination pursuant to this Section 3.5 shall be in writing and shall state the reason for termination.

        3.6 SEVERANCE PAY. In the event of termination, Employee shall be entitled to compensation (the "Severance Pay") in accordance with the following:

               (a) If Employee's employment is terminated by reason of his disability, the Company shall continue to pay Employee's monthly Base Salary, (at his then current Base Salary rate excluding any increases that would have taken effect beyond the date of termination and any noncash benefits) the Employee would have earned for the three month period subsequent to the

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
effective date of termination, payable at such time or times as would have been paid to Employee had he remained employed by the Company.

               (b) If (i) Employee voluntarily terminates his employment, or
(ii) the Company terminates this Agreement for Cause, or (iii) if Employee's employment is terminated by reason of his death, Employee shall not be entitled to receive any additional salary or benefits beyond those earned or accrued as of the effective date of the termination of his employment.

               (c) If Employee's employment hereunder is terminated prior to the expiration of the term of this Agreement, and such termination is either (i) by the Employee for Cause, or (ii) by the Company and not for Cause, Employee shall be entitled to Severance Pay in an amount equal to the amount of Base Salary that the Employee would have earned for the remainder of the three year period commencing on the date hereof, less applicable payroll deductions (and any other deductions authorized in writing by the Employee), payable at such time or times as would have been paid to Employee had he remained employed by the Company through such term.

        3.7 EFFECT OF TERMINATION ON AGREEMENT. Any termination of Employee's employment shall not release either the Company or Employee from their respective obligations under this Agreement that are required to be performed subsequent to the date of such termination, including but not limited to those obligations set forth under Section 3.6, 3.8 and Articles IV and V. No termination of this Agreement shall diminish in any way the rights, duties and obligations of any party under the Ancillary Agreement of even date herewith. On the termination or expiration of this Agreement for any reason, the Company agrees to exercise its rights under the Option Agreement between Company and Employee.

        3.8 PAYMENTS TO ESTATE. If Employee should die before all amounts payable to him pursuant to Section 3.6 have been paid, such unpaid amounts shall be paid to the personal representative of Employee's estate.

                                   ARTICLE IV

        4.1 NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Employee understands and agrees that his employment by the Company creates a relationship of confidence and trust between himself and the Company with respect to Confidential Information (as defined below). Employee recognizes that he will have access to and knowledge of Confidential Information. Employee will not, during or after the term of his employment by the Company, in whole or in part, disclose such Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall he make use of any such Confidential Information

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
for his own purposes or for the purposes of others; provided, however, that nothing in this Article shall be construed to prohibit the disclosure of such Confidential Information by the Employee (i) to another officer, director employee or agent of the Company; (ii) as is reasonably necessary for the performance of his duties and responsibilities under this Agreement; or (iii) as otherwise required by law. If Employee is required by law to disclose "Confidential Information," Employee shall notify the Company's Board of Directors, in writing, of the nature of such disclosure and the Confidential Information to be disclosed, as soon as is possible and/or practical, and permit the Company the opportunity to contest or limit such disclosure.

        4.2 CONFIDENTIAL INFORMATION DEFINED. The term "Confidential Information" shall mean any information of the Company (whether written or oral), including all notes, studies, patient lists, information, forms, business or management methods, marketing data, fee schedules, or trade secrets of the Company. Confidential Information shall also include the terms and provisions of this Employment Agreement and any transaction or document executed by the parties pursuant to this Employment Agreement. Confidential Information does not include any information that (i) is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by Employee or his affiliates, advisors, or representatives); (ii) is or becomes available to the receiving party on a nonconfidential basis from a source other than the Employee or its affiliates, advisors, or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the Company of which the receiving party has knowledge at the time of such disclosure; or (iii) has already been or is hereafter independently acquired or developed by the receiving party without violating any confidentiality agreement with or other obligation of secrecy to the Company. Information in the possession of Employee pertaining to AMLI and its business and the way in which it conducts its business, including but not limited to its dental managed care and indemnity business, which includes, without limitation, a dual choice option, shall not be included within the term "Confidential Information."

        4.3 DELIVERY OF MATERIALS. Employee further agrees to deliver to the Company at the termination of his employment, or at any other time upon request by the Company, all correspondence, memoranda, notes, records (including computer records and data), drawings, sketches, plans, customer lists, and other documents, which are made, composed, or received by Employee, solely or jointly with others, during the term of his employment and which are in Employee's possession, custody, or control at such date and which are related in any manner to the past, present or anticipated business of the Company, excluding therefrom those items listed above that relate primarily to AMLI and its business and the way in which it conducts its business, including but not limited to its dental managed care and indemnity business, which includes, without limitation, a dual choice option.

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
                                    ARTICLE V

        5.1 NONINTERFERENCE WITH EMPLOYMENT RELATIONSHIPS. Except for any employee shared between AMLI and the Company, during the term of Employee's employment and during the twenty-four months following the termination of the Employee's employment, Employee agrees not to solicit or induce any employee of the Company or Lane PC to terminate his or her employment, accept employment with anyone else, or to interfere in a similar manner with the business of the Company or Lane PC.

        5.2 NONSOLICITATION OF CUSTOMERS AND SUPPLIERS During the employment of the Employee pursuant to this Agreement and during the twenty-four months following the termination of the Employee's employment, Employee agrees not to contact, communicate with or solicit any customer, supplier, vendor, distributor, promoter, contractor or prospective customer of the Company or Lane PC for the purpose of engaging in the Same or Similar Business (as defined below) as the Company.

        5.3 NONCOMPETITION. Employee recognizes that in connection with the performance of the Employee's duties and obligations under this Agreement, the Company will provide Employee with confidential, proprietary and trade secret information, which is necessary to Employee's employment with the Company, and which Employee has agreed to protect and maintain as confidential, proprietary and trade secret information for the Company's benefit. To protect and maintain the confidentiality of the information, Employee agrees that, during the employment of the Employee pursuant to this Agreement, including the period during which Employee is receiving Severance Pay hereunder, and during the twenty-four months following such period, Employee shall not directly or indirectly engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be employed or engaged or act as a consultant to in any manner by, any business competing in the Same or Similar Business as the Company or Lane PC within a ten mile radius around any dental center managed by this Company in the State of New York. The provisions of this Section 5.3 shall not apply to the ownership by Employee or his affiliates or leases to the Company of real property used for dental offices.

        5.4 SAME OR SIMILAR BUSINESS DEFINED. For purposes of this Article V, the "Same or Similar Business" as the Company or Lane PC shall be defined as any business that is engaged to a significant extent in directly providing dental care and services, including but not limited to the practice of general dentistry, orthodontics and all related dental care services, the management of such services or practices, or the management of or consulting with dental practice management companies. "Same or Similar Business" shall not include the ownership and operation by Employee of American Medical and Life Insurance Company substantially in the manner presently conducted,

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including but not limited to its dental managed care and indemnity business, which includes, without limitation, a dual choice option.

        5.5 REASONABLENESS OF RESTRICTIONS. Employee has carefully read and considered the provisions of this Article V and, having done so, agrees that the restrictions set forth in such Article contain reasonable limitations as to time, geographical area, scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect the goodwill or other legitimate business interests of the Company. The Employee further understands and agrees that, if at some later date, a court of competent jurisdiction determines that the scope, duration or geographic area of any covenant set forth in this Article is overbroad or unenforceable for any reason, these covenants shall be reformed by the court and enforced to the maximum extent permissible under New York law.

                                   ARTICLE VI

        6.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties and their heirs, legal representatives, successors and assigns. The Company may assign its interest in this Agreement, and all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable by its assignee or successor in interest. The rights and obligations of Employee under this Agreement are personal to him, and no such rights, benefits or obligations shall be assignable, except that his personal representatives and heirs may enforce the obligations of the Company hereunder.

        6.2 WAIVER OF BREACH. The waiver by any party to this Agreement of a breach or violation of any provisions hereof shall not operate or be construed to be a waiver of any subsequent breach hereof.

        6.3 NOTICES. Any and all notices required or permitted to be given under this Agreement shall be sufficient if furnished in writing and given in person, or shall be deemed given five (5) business days after sent by certified mail, return receipt requested, to the address as set forth below on the signature pages of this Agreement. If any party hereto desires to amend its address hereunder, that party shall send written notice of the new address to all other parties hereto.

        6.4 GOVERNING LAW. This Agreement shall be interpreted, construed and governed in accordance with the laws of the State of New York without regard to conflict of laws provision. This Agreement is performable in Nassau County, New York.

        6.5 HEADINGS. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed to be part of this Agreement.

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        6.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. A fully executed copy of this Agreement shall be delivered to each party hereto.

        6.7 LEGAL CONSTRUCTION. In case anyone or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In addition, such invalid, illegal or unenforceable provision shall be modified to the minimum extent necessary to permit it to be valid, legal and enforceable. Except as otherwise provided for herein to the contrary, for all purposes hereof "day" shall mean calendar day and shall include weekends and holidays; provided, however, that if any notice period terminates on a weekend or holiday, the person who is required to deliver the notice shall have until the next business day to complete the notice requirement.

        6.8 AMENDMENT. No modification, amendment, addition to, or termination of this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless it is in writing and signed by all of the parties hereto.

        6.9 PRIOR AGREEMENTS SUPERSEDED. This Agreement constitutes the sole and only Agreement of the parties hereto with respect to the subject matter hereof, and supersedes any prior understanding or written or oral agreements, correspondence or communications between the parties respecting the subject matter hereof.

        6.10 ARBITRATION. EXCEPT FOR THE REMEDY PROVIDED UNDER SECTION 6.11 BELOW, ANY CLAIM OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE EMPLOYMENT OF EMPLOYEE BY THE COMPANY SHALL BE SUBMITTED TO FINAL AND BINDING ARBITRATION IN NEW YORK, NEW YORK PURSUANT TO THE EMPLOYMENT DISPUTE RESOLUTION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE PARTIES AGREE THAT ANY PARTY REQUESTING ARBITRATION OF ANY DISPUTE UNDER THIS SECTION MUST GIVE FORMAL WRITTEN NOTICE OF THE PARTY'S DEMAND FOR ARBITRATION ("ARBITRATION NOTICE") WITHIN ONE HUNDRED TWENTY (120) DAYS AFTER SUCH DISPUTE FIRST ARISES AND FAILURE TO TIMELY COMMUNICATE ARBITRATION NOTICE SHALL CONSTITUTE A WAIVER OF SUCH DISPUTE. THE PARTIES FURTHER AGREE THAT EACH PARTY MAY BE REPRESENTED BY COUNSEL IN ANY PROCEEDING UNDER THIS SECTION, AND THAT ALL EXPENSES AND FEES INCURRED IN CONNECTION WITH ANY PROCEEDING UNDER THIS SECTION SHALL BE PAID BY THE NON-PREVAILING

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PARTY (AS DETERMINED BY THE ARBITRATORS). BOTH PARTIES AGREE THAT NOTHING IN
THIS SECTION SHALL BE CONSTRUED TO REQUIRE THE ARBITRATION OF ANY DISPUTE OR CLAIM (i) ARISING UNDER ARTICLES IV OR V OF THIS AGREEMENT; (ii) FOR UNEMPLOYMENT COMPENSATION BENEFITS; OR (iii) FOR WORKERS' COMPENSATION BENEFITS. BY THEIR EXECUTION OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT CONSENTS, ON BEHALF OF HIMSELF OR ITSELF AND THEIR RESPECTIVE SUCCESSORS, HEIRS AND ASSIGNS, TO SUCH BINDING ARBITRATION IN ACCORDANCE WITH THE TERMS OF THIS SECTION.

        6.11 REMEDIES. Both parties recognize that the services to be conducted under this Agreement are special, unique and extraordinary in character. Accordingly, Employee agrees that the remedy at law for any breach of any provision of Articles IV and V will be inadequate and that the Company will be entitled to injunctive and equitable relief for any such breach, in addition to all other remedies permitted by law.

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        IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement in New York, New York as of the date first set forth above.

                                            THE COMPANY:


                                            CASTLE DENTAL CENTERS OF NEW YORK,
                                            INC.

                                            By:
                                            Name:  Jack H. Castle, Jr.
                                            Title:  Chief Executive Officer
                                            1360 Post Oak Boulevard
                                            Suite 1300
                                            Houston, Texas 77056

                                            ATTENTION: President

                                            EMPLOYEE:

                                            Jules V. Lane D.D.S.

                                            American Dental Centers
                                            35 Broadway
                                            Hicksville, New York   11801

                                            with a copy to:

                                            Mr. Michael G. Yamin
                                            Kaufmann, Feiner, Yamin,
                                              Gildin & Robbins, LLP
                                            777 Third Avenue
                                            New York, New York 10017

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